EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports
Fiscal 2011 Fourth Quarter and Year-End Financial Results
- - -

New York, New York – October 27, 2011 —Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced financial results for its fiscal 2011 fourth quarter and year ended July 30, 2011.

“We believe we have moved beyond many of the challenges that negatively impacted our financial results during fiscal 2011 and are now better positioned for growth.  Our strategy is highlighted in four initiatives: (1) focus on improving sales and profitability; (2) implement cost-effective marketing initiatives to create added customer demand; (3) continually enhance our website’s functionality and content; and (4) develop Frederick’s of Hollywood into an expanded sexy lifestyle brand through store and product licensing arrangements, both domestically and internationally,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer.

“This is the beginning of a new era for Frederick’s of Hollywood, and the most noticeable change is the fashionable line of new products that were introduced in our stores and through our direct channel starting in late July.  These fun, sexy and chic products were influenced by our recently restructured merchandising/trend team, which is working directly with our vendors to develop products that meet the latest fashion trends.  We believe this will help us connect with our customers more often and for a wider range of products,” continued Mr. Lynch.

“We also recently announced a change in leadership with the appointment of retail industry veteran Don Jones as our President and COO.  Mr. Jones is leading the effort to drive new efficiencies and innovation throughout the Company and we are already experiencing positive results at the register. For the months of August and September, we reported a 0.2% and 8.7% increase in same store sales,” said Mr. Lynch.  “These preliminary results give us confidence that the impact of our initiatives will continue to enhance our business and contribute positively to our financial results in fiscal 2012 and beyond. We are excited about the improving performance of our retail stores, and as a way of highlighting this progress, we will start announcing monthly same-store sales results year-over-year,” concluded Mr. Lynch.

Fiscal 2011 Fourth Quarter Compared to Fiscal 2010 Fourth Quarter:
•	Net loss applicable to common shareholders was $7.2 million or $(0.19) per diluted share, compared to a net loss of $12.5 million or $(0.35) per diluted share.
o	Net loss from continuing operations increased to $6.9 million from $4.9 million.
o	Net loss from discontinued operations decreased to $0.3 million from $7.6 million.

•
Adjusted EBITDA from continuing operations was a loss of $3.6 million compared to a loss of $1.6 million.  A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 11.3% to $25.8 million from $29.1 million.
o	Total store sales decreased 14.8% to $15.9 million while comparable store sales decreased 13.6%.
o	Direct sales (catalog and website operations) decreased 11.5% to $7.9 million.
o	Licensing revenue was $25,000.
o
Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs, breakage on gift cards, and product sales to our licensing partner in the Middle East, increased 30.9% to $2.0 million.

•	Gross margin, as a percentage of net sales, was 29.4% compared to 34.1%.
•	Selling, general and administrative expenses decreased by 5.9% to $12.1 million, or 46.8% of sales, from $12.9 million or 44.1% of sales.

Fiscal Year Ended July 30, 2011 Compared to Fiscal Year Ended July 31, 2010:
•	Net loss applicable to common shareholders was $12.1 million, or ($0.31) per diluted share, compared to a net loss of $21.6 million, or ($0.74) per diluted share.
o	Net loss from continuing operations increased to $10.3 million from $8.8 million.
o	Net loss from discontinued operations, net of tax, decreased to $1.7 million from $12.4 million.
•
Adjusted EBITDA from continuing operations was a loss of $2.9 million compared to a loss of $0.4 million.  A reconciliation of GAAP results to Adjusted EBITDA from continuing operations, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased 10.6% to $119.6 million from $133.9 million.
o	Total store sales decreased 14.3% to $72.2 million while comparable store sales decreased 11.9%.
o	Direct sales (catalog and website operations) decreased 4.6% to $39.7 million.
o	Licensing revenue was $0.6 million or 0.5% of total revenue.
o	Other revenue decreased 11.4% to $7.1 million.
•	Gross margin, as a percentage of net sales, decreased to 35.9% from 37.1%.
•	Selling, general and administrative expenses decreased by 9.6% to $49.8 million, or 41.6% of sales, from $55.1 or 41.1% of sales.

Non-GAAP Financial Measures
For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss appearing on the statement of operations plus depreciation and amortization, interest, income tax expense, stock compensation expense and non-cash impairment of long-lived assets.  Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods.  Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

(in thousands)	Three Months Ended		Year Ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
Net loss from continuing operations	$(6,872)	$(4,857)	$(10,330)	$(8,807)
Depreciation and amortization	750	1,026	3,122	4,207
Interest	379	254	1,483	1,651
Income tax expense (benefit)	74	(11)	134	47
Stock compensation expense	146	330	823	831
Non-cash impairment of long-lived assets	1,910	1,705	1,910	1,705
Adjusted EBITDA from continuing operations	$(3,613)	$(1,553)	$(2,858)	$(366)

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports.  The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 123 specialty retail stores, a world-famous catalog and an online shop at http://www.fredericks.com/.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 779-8300

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	July 30,	July 31,
	2011	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$448	$536
Restricted cash	-	4,660
Accounts receivable	1,214	1,127
Income tax receivable	51	127
Merchandise inventories	14,816	10,951
Prepaid expenses and other current assets	2,108	2,298
Deferred income tax assets	68	875
Current assets of discontinued operations	-	4,185
Total current assets	18,705	24,759

PROPERTY AND EQUIPMENT, Net	8,925	13,861
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	588	1,133
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	-	960

TOTAL ASSETS	$46,477	$58,972

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$5,415	$3,269
Accounts payable and other accrued expenses	20,782	21,979
Current liabilities of discontinued operations	468	2,041
Total current liabilities	26,665	27,289

DEFERRED RENT AND TENANT ALLOWANCES	4,749	4,926
TERM LOAN	7,527	7,002
OTHER LONG-TERM LIABILITIES	5	70
DEFERRED INCOME TAX LIABILITIES	7,372	8,377
TOTAL LIABILITIES	46,318	47,664
TOTAL SHAREHOLDERS’ EQUITY	159	11,308

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,477	$58,972

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended (Unaudited)		Year Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)

Net sales	$25,817	$29,115	$119,615	$133,855
Cost of goods sold, buying and occupancy	18,232	19,173	76,647	84,180
Gross profit	7,585	9,942	42,968	49,675
Selling, general and administrative expenses	12,094	12,851	49,771	55,079
Impairment of long-lived assets	1,910	1,705	1,910	1,705
Operating loss	(6,419)	(4,614)	(8,713)	(7,109)
Interest expense, net	379	254	1,483	1,651
Loss before income tax provision (benefit)	(6,798)	(4,868)	(10,196)	(8,760)
Income tax provision (benefit)	74	(11)	134	47
Net loss from continuing operations	(6,872)	(4,857)	(10,330)	(8,807)
Net loss from discontinued operations	(312)	(7,603)	(1,725)	(12,357)
Net loss	(7,184)	(12,460)	(12,055)	(21,164)
Less: Preferred stock dividends	-	37	-	430
Net loss applicable to common shareholders	$(7,184)	$(12,497)	$(12,055)	$(21,594)

Basic and diluted net loss per share from continuing operations	$(0.18)	$(0.14)	$(0.27)	$(0.32)
Basic and diluted net loss per share from discontinued operations	$(0.01)	$(0.21)	$(0.04)	$(0.42)
Total basic and diluted net loss per share applicable to common shareholders	$(0.19)	$(0.35)	$(0.31)	$(0.74)

Weighted average shares outstanding basic and diluted	38,641	36,125	38,517	29,272